Exhibit 10.13

January 8, 2002

FOURTH AMENDMENT TO OFFICE BUILDING LEASE DATED
DECEMBER 17, 1999 BY AND BETWEEN THE CAMBAY GROUP
INC., A CALIFORNIA CORPORATION, AS LANDLORD AND
UNIFY CORPORATION, AS TENANT.

This lease shall be hereby amended as follows:

In lieu of paragraph 42 of the lease referenced above, effective January 1, 2002 Tenant Improvements totaling $105,000.00 will be amortized over the remainder of the lease at a rate of 10% resulting in a current increase in the cost per square foot of rentable area from $1.60 to $1.65.  Current rent will increase from $60,990.00 to $62,896.35

The balance of the lease payments will be as follows:

Months 1-2	Free of Rent
Months 3-6	$1.55 per rsf/mo., fully serviced	$59,084.45
Months 7-13	$1.60 per rsf/mo., fully serviced	$60,990.00
Months 14-18	$1.65 per rsf/mo., fully serviced	$62,896.35
Months 19-30	$1.71 per rsf/mo., fully serviced	$65,183.49
Months 31-42	$1.77 per rsf/mo., fully serviced	$67,470.63
Months 43-54	$1.83 per rsf/mo., fully serviced	$69,757.77
Months 55-66	$1.89 per rsf/mo., fully serviced	$72,044.91
Months 67-78	$1.95 per rsf/mo., fully serviced	$74,332.05
Months 79-90	$2.01 per rsf/mo., fully serviced	$76,619.19

AGREED AND ACCEPTED

Landlord:               The Cambay Group, Inc.

By:		Date: 1-31-02
William C. Scott
CFO

Tenant:                  Unify Corporation

By:		Date: 1-10-02
David Adams
CFO